Exhibit 21


                     ALBERTO-CULVER COMPANY AND SUBSIDIARIES

                         Subsidiaries of the Registrant



                                                           State or
                                                            Other
                                                        Jurisdiction
                                                             of
         Subsidiary                                     Incorporation

Alberto-Culver (Australia) Pty. Ltd.                    Australia
Alberto-Culver Canada, Inc.                             Canada
Alberto-Culver Company (U.K.), Limited                  United Kingdom
Alberto-Culver International, Inc.                      Delaware
Alberto-Culver de Mexico, S.A. de C.V.                  Mexico
Alberto-Culver (P.R.), Inc.                             Delaware
Alberto-Culver USA, Inc.                                Delaware
BDM Grange, Ltd.                                        New Zealand
Cederroth Holding B.V.                                  Holland
Cederroth International AB                              Sweden
CIFCO, Inc.                                             Delaware
Indola Cosmetics, B.V.                                  The Netherlands
Indola SpA                                              Italy
Sally Beauty Company, Inc.                              Delaware
St. Ives Laboratories, Inc.                             Delaware


Subsidiaries of the company omitted from the above table, considered in the aggregate, would not be considered significant.
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